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                                                                   Exhibit 10.29

                            SMITHWAY ASSOCIATES, INC.
                              5743 SMITHWAY STREET
                               COMMERCE, CA 90040

August 4, 1995

Dreyer's Grand Ice Cream, Inc.
5929 College Avenue
Oakland, CA 94618

Gentlemen:

         The purpose of this letter is to amend, effective as of August 1, 1995, the Commerce Lease (as herein after defined) between Smithway Associates, Inc. ("Smithway") and Dreyer's Grand Ice Cream, Inc. ("Dreyer's"). Jack and Tillie Marantz, predecessor of Smithway, and Dreyer's previously entered into that certain Agree ment and Lease dated July 1, 1982, as amended, with respect to cer tain improved real and personal property located at 5743 E. Smithway Street, Commerce, California (the "Smithway Property") (the "Original Lease"). By that certain Assignment of Lease dated March 31, 1989, Wilsey, Bennett Co. ("Wilsey") assigned and trans ferred, and Dreyer's assumed, all the provisions of that certain Agreement and Lease dated August 1, 1986 between Wilsey and Tillie Marantz, as Trustee of the Tillie Marantz Revocable Trust, dba TJ Investments (the "Wilsey Lease"). Dreyer's and Smithway subsequently amended the Wilsey Lease to, among other things, make it coterminous with the Original Lease (the Wilsey Lease, as amended to date, and the Original Lease, as amended to date, taken together shall be referred to herein as the "Commerce Lease").

         In consideration of this amendment letter, and in consideration of the mutual promises contained herein, the following is hereby agreed upon:

         1. Smithway hereby waives any claims it may have against Dreyer's for rent or common area expenses ("CAM") unbilled under the Commerce Lease up to and including the date of this amendment letter and Dreyer's hereby waives any claims it may have against Smithway for refund of CAM, taxes or insurance under the Commerce Lease up to and including the date of this amendment letter.

         2.       The Commerce Lease is hereby amended as follows:

                  A.       Lease Term:

                           12 years, commencing August 1, 1995 and terminating July 31, 2007, subject to Paragraph 2B hereof.

                  B.       Options:

                           3 options, each option to extend the lease term for 5 additional years.

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                  C.       (i)Rent:

                  The aggregate amount of $59,000 per month, plus CAM (as defined in Paragraph 2D hereof), taxes and insurance, for Dreyer's occupancy of the spaces in the Smithway Property identified in Exhibit B, attached hereto and made a part hereof.

                              (ii)Additional Rent:

                  Dreyer's shall pay additional rent for August 1995 of $14,153 (plus CAM, taxes and insurance related to, and Dreyer's may occupy during such month as additional space identified in Exhibit B attached hereto, the cooler portion of the B Box space (the "B Cooler") and the freezer portion of the B Box space (the "B Freezer")).

                  Dreyer's shall pay additional rent for the B Freezer for September 1995 of $9,000 (plus CAM, taxes and insurance related to the B Freezer).

                  Dreyer's shall pay additional rent for the B Freezer for October 1995 through December 1996 of $9,000 per month (plus CAM, taxes and insurance related to the B Freezer) unless the B Freezer is to be sub-subleased by Smithway to a third party, at which time (upon not less than thirty (30) days prior notice from Smithway) Dreyer's will vacate the B Freezer, sublease the B Freezer to Smithway in accordance with Paragraph 2H hereof, and the additional rent to be paid by Dreyer's for the B Freezer thereafter shall be reduced to $1 per month. In any event, Dreyer's will not sublease to Smithway, and vacate, the B Freezer earlier than September 30, 1995 or later than December 31, 1996. Dreyer's obligation to pay additional rent of $9,000 per month shall cease on the earlier to occur of (x) Smithway sub-subleasing the B Freezer or (y) the payment of $9,000 additional rent for December 1996, provided Dreyer's has vacated the B Freezer, and made the sublease described in Paragraph 2H hereof available to Smithway, by the end of such month.

                               (iii) Payment Date:

                  Rent and Additional Rent is due on the first day of each month.

                  D.       CAM:

                  The CAM to be paid by Dreyer's to Smithway shall be defined as set out in Exhibit A, attached hereto and made a part hereof, titled "Southwest Operations Center, CAM Expense Definition."

                  E.       CPI:

                  Any CPI change shall not exceed 0.75% per year. Rent (as set out in Paragraph 2C(i) hereof) will be adjusted based upon the increase in CPI over the base year 1995 on August 1, 2000 and 2005, and, to the extent lease


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                  extension options are exercised, on August 1 of 2010, 2015, and 2020, as applicable. The rent of $59,000 shall be used as the basis for each CPI calculation. A CPI index for the California area shall be chosen by Dreyer's.

                  F.       Fee:

                  A fee of $15,000 shall be paid by Dreyer's to Smithway on January 1, 1996 if both the B Cooler and the B Freezer portions of the B Box have been rented by Smithway to third-parties by December 31, 1995. It is understood that Dreyer's will not vacate the B Freezer earlier than September 30, 1995.

                  G.       Tanks:

                  Smithway hereby assumes ownership of Dreyer's underground tanks subject to Smithway (i) receiving from Dreyer's, at Dreyer's expense, a certification of underground storage tank closure from the L.A. County Public Works (for the previously removed tanks) and (ii) obtaining at no cost to Smithway a permit to own and use the tanks (a "Permit"). Smithway agrees that any renewal or reissuance of the Permit after initial issuance shall be at Smithway's expense. Dreyer's will provide right-of-way to access the tanks/pumps for as long as Dreyer's or its successor in interest occupies the Smithway Property.

                  H.       Depreciation:

                  At such time as Dreyer's vacates the B Freezer as described in Paragraph 2C(ii) hereof, Dreyer's will sublease the B Freezer to Smithway for $1 per month so that Dreyer's will be able to legally maintain its current depreciation schedule for the B Freezer (approximately 5 years); provided however, that the efficacy of such sublease for depreciation purposes shall not be a condition to Dreyer's obligations under the Commerce Lease (or the restated Commerce Lease to be negotiated pursuant to Paragraph 3 hereof). Smithway agrees that under such sublease all obligations of Dreyer's under the Commerce Lease for the B Freezer shall cease except Dreyer's obligation to pay additional rent to Smithway of $1 per month for Dreyer's continued lease of the B Freezer for the period of the depreciation schedule.

                  I.       Surrender of Space:

                  Dreyer's will surrender, on August 1, 1995, the Sales Office space to Smithway; provided that Dreyer's will continue to occupy the small storage room in the Sales Office Space where its telephone system is currently installed and Dreyer's will be permitted reasonable access to such storage room for so long as Dreyer's occupies such storage room under the Commerce Lease. The B Cooler will be surrendered to Smithway on September 1,


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                  1995. Smithway is relying on Dreyer's agreement to surrender these spaces so a lease can be negotiated and signed with Malibu Farms for the Sales Office space and the B Cooler. Smithway agrees that Dreyer's may have reasonable access to the Sales Office space during the month of August, 1995 so that Dreyer's may remove certain equipment.

                  J.       Other Space:

                  Dreyer's will continue to occupy various dry storage space for the rental rate set out in Paragraph 2C(i) above until such time as the space is rented to a third-party or Dreyer's additional rent obligation of $9,000 per month terminates (as described in Paragraph 2C(ii)above), at which time Dreyer's will vacate such dry storage space.

         3. Smithway and Dreyer's agree that promptly following the execution of this amendment letter they shall negotiate in good faith regarding all other necessary and appropriate terms and conditions to be included in a complete and definitive restatement of the Commerce Lease containing the terms set out in this amendment letter.

         4. This amendment letter shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. If any term or provision of this amendment letter is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this amendment letter shall in no way be affected, impaired or invalidated. The language of this amendment letter shall be construed as a whole and in accordance with the fair meaning of the language used. The language of this amendment letter shall not be strictly construed for or against either of the parties hereto based upon who drafted or was principally responsible for drafting the amendment letter or any specific term or condition hereof. This amendment letter shall be deemed to have been drafted by each party hereof, and no party may urge otherwise.



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         5.       The existing terms and conditions of the Commerce Lease shall remain in full force and effect except as such terms and conditions are specifically amended by this amendment letter.

Sincerely,

/s/ Aaron Cohen
-----------------------------
Aaron Cohen, President
SMITHWAY ASSOCIATES, INC.

Agreed and Accepted this 4th day of August, 1995:

DREYER'S GRAND ICE CREAM, INC.

By: /s/ Paul R. Woodland
   --------------------------
        Paul R. Woodland

Title: Vice President - Finance



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                                    EXHIBIT A

                           Southwest Operations Center
                             CAM Expense Definition

I. It is understood and agreed that "common area expenses" ("CAM") as used herein, shall mean the reasonable costs and expenses incurred by Smithway in connection with the upkeep, maintenance and repair of the common areas of the Smithway Property. Dreyer's shall pay the percentage of CAM determined by dividing: (x) 85,000 square feet of the space occupied by Dreyer's in the Smithway building (excluding the B Cooler and the B Freezer) by (y) the total Smithway building square footage (total Smithway building square footage as of August 1, 1995 is 220,795 square feet). If Smithway, subsequent to August 1, 1995, leases to Dreyer's additional internal space in the Smithway building, the square footage of such space shall be added to Dreyer's 85,000 square feet for purposes of determining Dreyer's percentage of CAM applicable after such change; provided that, if Smithway leases to Dreyer's additional space external to the Smithway building it shall have no effect on the determination of Dreyer's percentage of CAM. Smithway agrees that any single expenditure in excess of $2,500 that will be included in CAM must have prior written approval of Dreyer's, which approval will not be unreasonably withheld. CAM may include but is not limited to the following:

         -        Electricity
         -        Water & Sewer
         -        Trash
         -        Landscaping, Gardening (Both Exterior & Interior)
         -        Walkway Maintenance
         -        Parking Lot Maintenance & Repair
         -        Electrical Repair
         -        Pest Control, Exterminator
         - Dreyer's percentage of CAM determined as set out above multiplied by 50.0% of one Building Engineer's salary
         - Secretarial Services & Record Keeping - Dreyer's shall be subject to pay for such services only Dreyer's percentage of CAM determined as set out above multiplied by 50.0% of Karen Worthy's salary
         -        Fire Protection System, Fire Department
         -        Security
         -        Exterior Lighting Maintenance & Repair
         -        Janitorial Services
         -        Miscellaneous Painting
         -        Property Taxes
         -        Insurance
         -        Miscellaneous Taxes
         -        Elevator Permits & Maintenance
         - Capital Expenditures (Per above single item expenditure guidelines)


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Exhibit A cont.

It is further understood and agreed that CAM may include the reasonable costs and expenses incurred by Smithway for a property tax consultant to challenge the assessed amount of real estate taxes attributable to the Smithway Property.

II. Smithway agrees that any costs and expenses incurred in connection with the following items, regardless of whether such costs and expenses might otherwise fall within the definition of CAM set out in part I. of this Exhibit A, may not be included in CAM to be paid by Dreyer's under the Commerce Lease and that Dreyer's shall have no obligation to pay any portion of any costs and expenses related to such items:

         -        Leasing Commission or Other Commissions
         -        Property Tax Consultant (Except as noted above)
         -        Property Management Fees
         -        Marketing & Promotional Expenses
         -        Architectural Or General Engineering - Other Consultants
         -        Legal Fees
         -        Business Licenses
         -        Debt Services
         -        Tenant Improvements by tenants other than Dreyer's
         -        Health Permits


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EXHIBIT B


                          Southwest Operations Center

                     Area Measurements and Space Definition

[Reference]             Definition of Space Subject to Rent                      [Square Feet]
----------------------------------------------------------------------------------------------
    A1                                              A Box Freezer                    13,801
    A2                                              A Box Ante-Room                     640
    A3                                              A Box Truck Loadout               2,340
                                                                                    =======
                Total Refrigerated Space & Cooler                                    16,781

    E                                               Package Prod.                     7,781
    F                                             Snack & Novelty Prod.               7,621
    G                                    Mix Room (Receiving & Storage)               2,580
                                                                                    =======
                Total Production                                                     17,982

   H1           Telephone Switching Equipt. Room                                        300
   H2           Offices                                                              18,283
                                                                                    =======
                Total Offices                                                        18,583

    I                                                      Charger Room               1,305
    J                                                          Basement               4,219
                                                                                    =======
                Total Other Space (Internal)                                          5,524

   K1                                                       Dry Storage               5,586
   K2                                                       Dry Storage               7,350
   K3                                                       Dry Storage               6,556
   K4                                                       Dry Storage                 722
   K5                                               Dry Storage (Aisle)               1,150
                                                                                    =======
                Total Warehouse Area (Dry Storage)                                   21,364

                                                                                    =======
                Total Square Footage                                                 80,234
                                                                                    =======

   C1                                                     Boiler Room                   784
   C2                                                     Engine Room                 2,080
   C3                                                         S/R Box                 2,300
   C4                                            Other External Space                28,694
                                                                                    =======
                Total Other Space (External Incl. S/R Box)                           39,858

                                                                                    =======
                Total Square Footage Subject To Rent                                120,092
                                                                                    =======


                   Definition of Space Subject to Additional Rent               [Square Feet]
----------------------------------------------------------------------------------------------
   D1                                           W/B Cooler (B Cooler)                 3,168
   D2                                         W/B Freezer (B Freezer)                 6,458
                                                                                    =======
                Total B Cooler & Freezer                                              9,636

                                                                                    =======
                Total Square Footage Subject To Rent & Additional Rent              129,728
                                                                                    =======